Exhibit 24






                          CONSENT OF INDEPENDENT ACCOUNTANTS


             We consent to the incorporation by reference in the registration statement of General Public Utilities Corporation on Form S-8 (File No. 33-32325) of our report dated April 22, 1994, on our audits of the financial statements of the General Public Utilities Corporation Employee Savings Plan for Nonbargaining Employees as of December 31, 1993 and 1992 and for the years then ended, which report is included in this Annual Report on Form 11-K.





                                                  COOPERS & LYBRAND


























          2400 Eleven Penn Center
          Philadelphia, Pennsylvania
          June 24, 1994
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